Offer to Purchase for Cash by Nashua Corporation
up to 1,900,000 Shares of its Common Stock
at a Purchase Price of $10.50 per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 28, 2007, UNLESS NASHUA CORPORATION EXTENDS THE TENDER OFFER.

May 29, 2007

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 29, 2007, and the related Letter of Transmittal, in connection with the tender offer by Nashua Corporation, a Massachusetts corporation (“NSHA”), to purchase up to 1,900,000 shares of its common stock, par value $1.00 per share (“common stock”), at a price of $10.50 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of NSHA.

NSHA will, upon the terms and subject to the conditions of the tender offer, pay $10.50 per share, net to the seller in cash, without interest, for shares properly tendered and not properly withdrawn pursuant to the terms of the tender offer, after taking into account the total number of shares so tendered. NSHA will purchase only shares properly tendered and not properly withdrawn, on the terms and subject to the conditions of the tender offer. However, because of the odd lot priority, conditional tender and proration provisions described in the Offer to Purchase, NSHA may not purchase all of the shares tendered even if shareholders properly tendered more than the number of shares being sought by NSHA. NSHA will not purchase shares that it does not accept for purchase because of odd lot priority, conditional tender or proration provisions. Shares not purchased in the tender offer will be returned to the tendering shareholders at NSHA’s expense promptly after the expiration of the tender offer.

If, at the expiration date, more than 1,900,000 shares are properly tendered and not properly withdrawn, NSHA will buy shares:

•	first, from all holders of odd lots (holders of less than 100 shares) who properly tender all of their shares and do not properly withdraw them before the expiration date;

•	second, on a pro rata basis from all other shareholders who properly tender shares and do not properly withdraw them before the expiration date, other than shareholders who tender conditionally and whose conditions are not satisfied, with appropriate adjustments to avoid purchases of fractional shares; and

•	third, only if necessary to permit NSHA to purchase 1,900,000 shares from holders who have tendered shares subject to the condition that a specified minimum number of such shareholder’s shares be purchased if any of the shareholder’s shares are purchased in the tender offer (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have tendered all of their shares.

We are the owner of record of shares of common stock of NSHA held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use the Letter of Transmittal to tender the shares we hold for your account. The Letter of Transmittal must be completed and executed by us, according to your instructions.

Please instruct us as to whether you wish us to tender, on the terms and subject to the conditions of the tender offer, any or all of the shares we hold for your account, by completing and signing the Instruction Form accompanying this letter.

Please note carefully the following:

1. You may tender shares at $10.50 per share, as indicated in the enclosed Instruction Form, net to you in cash, without interest.

2. You should consult with your broker and/or your financial or tax advisor as to whether (and if so, in what manner) you should designate the priority in which you want your tendered shares to be purchased in the event of proration.

3. The tender offer is not conditioned upon any minimum number of shares being tendered. However, the tender offer is subject to certain other conditions, as set forth in Section 7 of the Offer to Purchase, which you should read carefully.

4. The tender offer, the proration period and the withdrawal rights will expire at 12:00 midnight, New York City time, on June 28, 2007, unless NSHA extends the tender offer.

5. The tender offer is for 1,900,000 shares of NSHA’s common stock, constituting approximately 30% of the shares of such stock outstanding as of May 25, 2007.

6. Tendering shareholders who are registered shareholders or who tender their shares directly to American Stock Transfer & Trust Company (the “depositary”) will not be obligated to pay any brokerage commissions or fees, solicitation fees or (except as set forth in the Offer to Purchase and Instruction 8 to the Letter of Transmittal) stock transfer taxes on NSHA’s purchase of shares pursuant to the tender offer.

7. If you (i) own beneficially or of record an aggregate of fewer than 100 shares, (ii) instruct us to tender on your behalf ALL of the shares you own before the expiration date and (iii) check the box captioned “Odd Lots” in the attached Instruction Form, then NSHA, upon the terms and subject to the conditions of the tender offer, will accept all of your tendered shares for purchase regardless of any proration that may be applied to the purchase of other shares properly tendered but not meeting the above conditions.

8. If you wish to condition your tender upon the purchase of all shares tendered or upon NSHA’s purchase of a specified minimum number of the shares that you tender, you may elect to do so and thereby avoid (in full or in part) possible proration of your tender. NSHA’s purchase of shares from all tenders that are so conditioned will be determined, to the extent necessary, by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

9. The board of directors of NSHA (the “Board of Directors”) has approved the tender offer. However, none of NSHA, the Board of Directors, the dealer manager, the depositary or the information agent makes any recommendation to shareholders as to whether to tender or refrain from tendering their shares for purchase. Shareholders must make their own decisions as to whether to tender their shares and, if so, how many shares to tender. The NSHA directors and executive officers have advised NSHA that they will not tender any of their shares in the tender offer.

If you wish to have us tender any or all of your shares, please instruct us to that effect by completing, executing and returning to us the enclosed Instruction Form. A pre-addressed envelope is enclosed for your convenience. If you authorize us to tender your shares, we will tender all of the shares that we hold beneficially for your account unless you specify otherwise on the enclosed Instruction Form.

Please forward your completed Instruction Form to us in a timely manner to give us ample time to permit us to submit the tender on your behalf before the expiration date of the tender offer. The tender offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on June 28, 2007, unless NSHA extends the tender offer.

The tender offer is being made solely pursuant to the Offer to Purchase and the Letter of Transmittal and is being made to all record holders of shares of NSHA’s common stock. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

YOUR PROMPT ACTION IS REQUESTED. PLEASE FORWARD YOUR COMPLETED INSTRUCTION FORM TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.

Instruction Form with Respect to
Offer to Purchase for Cash
by
Nashua Corporation
of up to 1,900,000 Shares of its Common Stock
at a Purchase Price of $10.50 per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 29, 2007, and the Letter of Transmittal in connection with the tender offer by Nashua Corporation, a Massachusetts corporation (“NSHA”), to purchase up to 1,900,000 shares of its common stock, par value $1.00 per share (“common stock”), at a price of $10.50 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of NSHA.

The undersigned understands that NSHA, upon the terms and subject to the conditions of the tender offer, will pay $10.50 per share, net to the seller in cash, without interest, for shares properly tendered and not properly withdrawn pursuant to the terms of the tender offer, after taking into account the total number of shares so tendered and not properly withdrawn, on the terms and subject to the conditions of the tender offer. However, because of the odd lot priority, conditional tender and proration provisions described in the Offer to Purchase, NSHA may not purchase all of the shares tendered even if shareholders properly tendered more than the number of shares being sought by NSHA. NSHA will not purchase shares that it does not accept for purchase because of odd lot priority, conditional tender or proration provisions. Shares not purchased in the tender offer will be returned to the tendering shareholders at NSHA’s expense promptly after the expiration of the tender offer.

The undersigned hereby instruct(s) you to tender to NSHA the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, in accordance with the terms and subject to the conditions of the tender offer.

NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

                     SHARES OF COMMON STOCK*

*	Unless you indicate otherwise, we will assume that you are instructing us to tender all of the shares held by us for your account.

CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

ODD LOTS
(See Instruction 5 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check ONE box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of such shares; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (ii) believes based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

CONDITIONAL TENDER
(See Instruction 10 of the Letter of Transmittal)

A tendering shareholder may condition such shareholder’s tender of any shares upon the purchase by NSHA of a specified minimum number of the shares such shareholder tenders, as described in Section 6 of the Offer to Purchase. Unless NSHA purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, NSHA will not purchase any of the shares tendered below. It is the tendering shareholder’s responsibility to calculate that minimum number, and we urge each shareholder to consult his or her own financial or tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that NSHA must purchase from you if NSHA purchases any shares from you, your tender will be deemed unconditional.

☐	The minimum number of shares that NSHA must purchase from me if NSHA purchases any shares from me is: shares.

If, because of proration, NSHA will not purchase the minimum number of shares that you designate, NSHA may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares. To certify that you are tendering all of the shares you own, check the box below.

☐	The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, PLEASE ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY.

 — PLEASE SIGN ON THE NEXT PAGE —

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